EXHIBIT 10.2
VeriChip Corporation
Memorandum

To:	Daniel A. Gunther	March 2, 2007

From:	Scott Silverman

Re:	2007 Senior Management Incentive Compensation Plan
In addition to your base salary, we are pleased to offer you the following incentive compensation for the fiscal year ended December 31, 2007. This Plan was approved by the Compensation Committee of the Board of Directors of VeriChip Corporation, a Delaware corporation (the “Company”), on the date hereof.
Your target incentive compensation is C$500,000 and is based upon the achievement of specific revenue and EBITDA objectives. EBITDA is defined as the consolidated Earnings before Interest, Taxes, Depreciation and Amortization of VeriChip Corporation, a Canadian corporation (“VeriChip (Canada)”), and VeriChip Holdings, Inc., a Canadian corporation (“VeriChip Holdings”), prior to any expense accrual associated with a management fee payable to VeriChip Corporation, the Delaware corporation. These targets and the related incentive compensation are divided into the following three components:
•	Quarterly for achieving revenues objectives — C$200,000

•	Annual for achieving revenues and EBITDA objectives — C$200,000

•	Annual for exceeding revenues and EBITDA objectives — C$100,000
Quarterly Incentive Compensation for Achieving Revenue Objectives
Your quarterly incentive compensation is calculated based upon the achievement of year-to-date revenue from VeriChip (Canada) and VeriChip Holdings relative to the budgeted revenues of US$32,004,000. Your quarterly incentive compensation will be calculated at the end of each fiscal quarter; is earned in the quarter to which it relates; and shall be paid within 45 calendar days of the end of each quarter.
The following is the formula for your quarterly incentive compensation calculation:
(Year-to-Date Revenue to the end of the Fiscal Quarter) / (Annual Revenue Budget of US$32,004,000) * (Target Quarterly Incentive Compensation of C$200,000) = Actual Quarterly Incentive Compensation
If year-to-date revenue to the end of any fiscal quarter does not exceed the following minimum year-to-date revenue thresholds at the end of each quarter no additional incentive compensation shall be paid with respect to such quarter.
•	As of March 31, 2007 — US$7,019,000 (100% of US$7,019,000)

•	As of June 30, 2007 — US$14,202,500 (95% of US$14,950,000)

•	As of September 30, 2007 — US$21,761,650 (95% of US$22,907,000)

•	As of December 31, 2007 — US$30,403,800 (95% of US$32,004,000)
Payments of quarterly incentive compensation in the 2nd, 3rd and 4th quarters will be reduced by the actual amount paid in respect of previous quarters. The maximum amount that you can earn during 2007 from this quarterly incentive compensation is C$200,000.
The determination of whether incentive compensation with respect to a quarter has been earned shall be based on the Company’s financial statements with respect to such quarter (or year to date period) as filed with the United States Securities and Exchange Commission (the “Commission”) and, to the extent earned as provided above, will be paid as soon as practicable, but in no event later than 5 business days, after such financial statements have been so filed with the Commission. You will be entitled to incentive compensation with respect to a quarter only if you remain employed by VeriChip (Canada) and VeriChip Holdings as of the last day of such quarter.
Annual Incentive Compensation for Achieving Revenue and EBITDA Objectives
This component of your annual incentive compensation of C$200,000 is based upon the achievement of (i) the annual budgeted revenues from Canadian operations of US$32,004,000 and (ii) a minimum EBITDA from Canadian operations of US$4,800,000. If both of these objectives are not achieved, no annual incentive compensation shall be paid with respect to this component.
The determination of whether this annual incentive compensation component has been earned shall be based on the Company’s audited financial statements for the year ending December 31, 2007 as filed with the Commission and, to the extent earned as provided above, will be paid as soon as practicable, but in no event later than 5 business days, after such financial statements have been so filed with the Commission. You will be entitled to this annual incentive compensation component only if you remain employed by VeriChip (Canada) and VeriChip Holdings as of the last day of December 31, 2007. The maximum amount that you can earn during 2007 from this component of the annual incentive compensation is C$200,000.
Annual Incentive Compensation for Exceeding Revenue and EBITDA Objectives
This component of your annual incentive compensation of C$100,000 is based upon exceeding both the annual budgeted revenues and budgeted EBITDA from Canadian operations by 5%. Accordingly, this component of your annual incentive compensation is based upon the achievement of (i) annual revenues from Canadian operations of US$33,604,200 (US$32,004,000 * 1.05) and (ii) a minimum EBITDA from Canadian operations of US$5,040,000 (US$4,800,000 * 1.05). If both of these objectives are not achieved, no annual incentive compensation shall be paid with respect to this component.
The determination of whether this annual incentive compensation component has been earned shall be based on the Company’s audited financial statements for the year ending December 31, 2007 as filed with the Commission and, to the extent earned as provided above, will be paid as soon as practicable, but in no event later than 5 business days, after such financial statements have been so filed with the Commission. You will be entitled to this annual incentive compensation component only if you remain employed by VeriChip (Canada) and VeriChip Holdings as of the last day of December 31, 2007. The maximum amount that you can earn during 2007 from this component of the annual incentive compensation is C$100,000.
Sincerely,
/s/ Scott R. Silverman
Scott R. Silverman
Chief Executive Officer
Accepted and agreed to as of the date first above written
/s/ Daniel A. Gunther
Daniel A. Gunther

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